UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2004

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)        Effective as of October 20, 2004, the Board of Directors of Silicon Valley Bancshares (the “Company”) increased the authorized number of directors to ten and elected the following three new directors:  Messrs. David M. Clapper, Roger Dunbar, and Joel P. Friedman.  Messrs. Dunbar and Friedman will serve on the Company’s Audit Committee.  Additionally, Mr. Dunbar will serve on the Company’s Finance Committee.

The three new directors were also elected to the Board of Directors of Silicon Valley Bank, the principal wholly-owned subsidiary of the Company (the “Bank”), effective as of October 20, 2004.  Mr. Clapper will serve on the Bank’s Directors’ Loan Committee.

Until his election as a director, Mr. Dunbar had been serving as a non-voting advisory member of both the Company’s and the Bank’s Boards of Directors since January 2001.

A copy of the press release relating to the election of the new directors is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of October 21, 2004, announcing the election of the new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2004	SILICON VALLEY BANCSHARES

	By:	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated as of October 21, 2004, announcing the election of the new directors.